EXHIBIT 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE
SARBANES-OXLEY ACT OF 2002
Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Stephen Trundle, President and Chief Executive Officer of Alarm.com Holdings, Inc. (the “Company”) and Steve Valenzuela, Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

(1)
The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2017, to which this Certification is attached as Exhibit 32.1 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and

(2)	The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 9, 2017

In Witness Whereof, the undersigned have set their hands hereto as of the 9th day of May, 2017.

Date:	May 9, 2017	/s/ Stephen Trundle
Stephen Trundle
President and Chief Executive Officer
(Principal Executive Officer)

Date:	May 9, 2017	/s/ Steve Valenzuela
Steve Valenzuela
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

This certification accompanies the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be deemed to be incorporated by reference into any filing of Alarm.com Holdings, Inc. under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q), irrespective of any general incorporation language contained in such filing.